EX-6.(b)
                    By-Laws of PHL Variable Insurance Company



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                                     BY-LAWS

                                     of the

                         PHL VARIABLE INSURANCE COMPANY

                                       as

                          amended on February 15, 1984

                                      and

                       as amended, effective June 1, 1994


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                                    By-Laws

                                       of

                         PHL VARIABLE INSURANCE COMPANY



                                   ARTICLE I
                                      NAME

Section 1. The Company shall be named PHL Variable Insurance Company.
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                                   ARTICLE II
                    SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

Section 1 - Annual Meeting. The annual meeting of the shareholders of the
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Company for the election of Directors and the transactions of such other business as may properly come before said meeting shall be held at such location, on such day and at such hour, as the Board of Directors may appoint.

Section 2 - Special Meetings. Special meetings of the shareholders may be
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called at any time by the Chairman of the Board of Directors or the President,
or in the absence of both, by any Vice President, or as otherwise provided by law, and shall be so called upon the written request of a majority of the Board of Directors.

Section 3 - Notice. Written notice of every meeting of the shareholders and
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of the time, place and hour thereof shall be given by an Executive Officer of the Company at least seven days prior to the time appointed for such meeting, which, in the case of a special meeting, shall also state in general terms the purpose or purposes for which the meeting is called. Said requirements of notice shall be deemed to have been lawfully given upon the written waiver signed by the party entitled to notice, whether before or after such meeting, and shall be deemed to have been waived by attendance at such meeting except when attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4 - Quorum. Holders of the majority of the voting power of shares
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entitled to vote at any meeting of shareholders shall constitute a quorum for such meeting.

Section 5 - Number of Votes. Each shareholder entitled to vote shall be
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entitled to the number of votes equal to the number of shares of the stock of the Company he holds.

Section 6 - Conduct of Meetings. At every meeting of the shareholders, the
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Chairman of the Board of Directors or the President shall serve as Chairman of the meeting. A Secretary of the Company shall keep minutes of the proceedings at said meeting, which minutes shall be made part of the permanent records of the Company. Should such officers be absent or otherwise unable to act as Chairman and Secretary of the meeting, the shareholders shall elect a Chairman and a Secretary by a voice vote.

Section 7 - Written Consent. Any action required by law to be taken at any
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annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of


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the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be required to vote upon such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                  ARTICLE III
                                   DIRECTORS

Section 1 - Authority. The management of the property and affairs of the
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Company shall be vested in the Board of Directors.

Section 2 - Election. The number of Directors of the Company shall be not
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fewer than three nor more than twenty. At each annual meeting of shareholders,
Directors shall be chosen by the shareholders. Each Director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

Section 3 - Vacancies. When any vacancy shall occur in the membership of the
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Board of Directors due to resignation, death or otherwise, and when newly created directorships result from any increase in the authorized number of Directors, a majority of the Directors remaining may choose Directors to fill such vacancies.

Section 4 - Meetings. Regular meetings of the Board of Directors shall be held
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at such time and place as may be designated from time to time by the Board of
Directors without further notice. When so requested by the Chairman of the Board of Directors or by the President, or, in their absence, by the Chairman of the Finance Committee or by any Vice President, or by any three Directors, a special meeting shall be called by a Secretary or an Assistant Secretary.
Save as otherwise expressly provided, written or printed notice of each special meeting shall be given by a Secretary or an Assistance Secretary to all Directors by delivering a copy thereof to each personally, or by mailing a copy thereof to such address as each may designate, at least two days before the time appointed for such meeting. The mailing of a copy of such notice to such address shall be conclusive evidence that notice of such meeting was given to each Director. In the event of an emergency, a special meeting of Directors may be called upon less than two days' notice and in such case a Secretary or Assistant Secretary may given such notice, orally or otherwise, as may be most expedient.

The Board of Directors may meet without notice immediately after the adjournment of any annual meeting of the shareholders.

The Board of Directors or any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can participate.

Regular and special meetings of the Board of Directors shall be held at such place as may be designated by the Board of Directors or the officers or Directors requesting any such meeting to be called.

Section 5 - Quorum. A majority of the members of the Board of Directors shall
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constitute a quorum for the transaction of business, and the action of a majority of Directors present at a regular or special meeting shall be the act of the Board. At every meeting of the Board, the presiding officer of the meeting shall have the right to vote.


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Section 6 - Written Consent. Any action required or permitted to be taken at
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any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if all members of the Board of Directors or Committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

Section 7 - Chairman. The Board of Directors may elect from its members a
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Chairman of the Board of Directors who shall, when present, preside at all meetings of the Board of Directors, shall perform such duties as may be assigned to him by the Board of Directors and shall have such authority and powers as an Executive Officer of the Company as may be granted to him by the Board of Directors. He shall, unless earlier removed from such office by the Board of Directors, hold office for one year and until a successor is elected in his stead by the Board of Directors.

Section 8 - Secretary. A Secretary of the Company designated by the Board of
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Directors shall keep a record meetings of the Board of Directors. In the absence of a Secretary, an Assistant Secretary may be directed by the Chairman of the Board, the President, the Chairman of the Finance Committee or any Vice President to keep such records.

Section 9 - Executive Committee. The Board of Directors may by affirmative
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vote of the majority of the whole Board appoint an Executive Committee of three or more members of the Board of Directors, which Executive Committee shall, during the intervals between the meetings of the Board of Directors, have authority to exercise any and all of the powers of the Board of Directors in the management of the business and affairs of the Company, and may affix the sale of the Company to all papers which may require it. The members of the Executive Committee shall, subject to prior removal by the Board of Directors, hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders and until their successors have been appointed. In the event the Board of Directors shall not appoint an Executive Committee, the Finance Committee, if any, shall have power to exercise the powers which would otherwise vest in such Executive Committee.

Section 10 - Finance Committee. The Board of Directors may be affirmative vote
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of a majority of the whole Board appoint a Finance Committee of three or more members of the Board of Directors, one of whom shall be the Chairman of the Finance Committee elected a such as provided in Article IV, Section 1 below.
The members of the Finance Committee shall, subject to prior removal by the Board of Directors, hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders and until their successors have been appointed. The Finance Committee shall have the power and it shall be its duty to supervise and manage the finances of the Company and its shall discharge such other powers and duties as are granted and imposed upon it by three By-Laws or by the Board of Directors. Such powers and duties shall include, but not by way of limitation, the direction of the mode, manner and time of making investments, the sale, transfer and exchange of investments, and the reinvestment of the proceeds thereof. A record of the meetings of the Finance Committee shall be kept and reported to the Board of Directors and the Finance Committee shall make such other reports to the Board of Directors concerning the funds, securities and investments of the Company as may be requested by the Board of Directors.

Section 11 - Other Committees. The Board of Directors may also, by affirmative
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vote of the majority of the whole Board, appoint such other committees from its own members as it may deem advisable and delegate to such committees such of the powers of the Board of Directors as it may deem judicious.

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Section 12 - Minutes. Regular minutes of the proceedings of any committee shall
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be kept in a book provided for that purpose which shall always be open for inspection by any Director. The proceedings of any committee shall be read at the next meeting of the Board of Directors. In the absence or disqualification of a member of any committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 13 - Dividends. The Board of Directors may declare such dividends to the
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shareholders out of the Company's earnings and surplus as it may deem expedient.

Section 14 - Indemnification. Each Director, officer or employee of the
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Company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the Company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director, officer or employee of the Company, or of any other company which he was serving as a Director or officer at the request of the Company, except in relation to matters as to which such Director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, by-law, agreement, vote of shareholders or otherwise.


                                   ARTICLE IV
                                    OFFICERS

Section 1 - General. The President shall be elected by the Board of Directors.
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The Board of Directors may also elect one of its members to serve as Chairman of the Board of Directors and, if there is a Finance Committee, the Board of Directors shall elect one of its members to serve as Chairman of such Committee. The President, or an officer appointed by him, shall have authority to appoint all other officers, expect as stated herein, including one or more Vice Presidents and Assistant Vice Presidents, the Treasurer and one or more
Associate or Assistant Treasurers, one or more Secretaries and Assistant Secretaries and such other officers as the President may from time to time designate. All officers of the Company shall hold office during the pleasure of the Board of Directors. The Directors may require any officer of the Company to give security for the faithful performance of his duties.

Section 2 - President. The President shall have the general care, oversight and
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supervision of the affairs of the Company, subject to the direction of the Board of Directors.

Section 3 - Vice Presidents. The Vice Presidents and Assistant Vice Presidents
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shall perform such duties as may be assigned to them, and exercise such powers as may be granted to them by the Board of Directors, the Chairman of the Board of Directors or by the President of the Company. In the absence of the President, or when he is unable to act, the Board of Directors may designate the Chairman of the Board or any Vice President to perform the duties imposed upon and to exercise all of the powers granted to, the President, as the emergencies of the Company may require.

Section 4 - Execution Of Instruments. The President, the Chairman of the
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Finance Committee (if any), any Vice President or Assistant Vice President and
such other Officers as the Board of Directors shall designate, shall each have power and authority to execute for and on behalf of the Company any and all instruments relating to the property, funds and securities of the Company,

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including but not by way of limitation, contracts, transfers, assignments, powers of attorney, deeds, conveyances, endorsements and releases of or by the Company. Any such officer or his appointee shall also have power to represent the interest of the Company at any meeting of any corporation, association or other entity, the stock or obligations of which are held by the Company, or to execute a proxy therefor.

Section 5 - Treasurer. The Treasurer shall have the custody of the corporate
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funds and securities, shall keep full ad accurate accounts of receipts and disbursements in books belonging to the Company, shall deposit all monies and other valuable effects in the name and to the credit of the Company or in such other name and in such depositories as may be designated in accordance with
Article V and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. The Treasurer or an Associate or Assistant Treasurer may endorse documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. The Treasurer or an Associate or Assistant Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer or Associate or an Assistant Treasurer may sign with the President or a Vice President, certificates of shares in the capital stock of the Company. They shall also have charge of the stock ledger, stock certificate book and transfer book, and such other books and papers as the Board may direct. All books and papers shall be open at all reasonable times, to the examination of any Director, upon application at the office of the Company during business hours. An Associate or Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

Section 6 - Secretaries. The Secretaries and the Assistant Secretaries shall
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perform such duties as may be assigned to them by these by-laws or by the Board of Directors, the Chairman of the Board of Directors or by their senior officers and any Secretary or Assistant Secretary may affix the seal of the Company and attest it and the signature of any officer to any and all instruments.

Section 7 - Execution of Insurance Contracts. The President or any Vice
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President or Assistant Vice President, acting with any Secretary or Assistant
Secretary shall have power to sign and execute on behalf of the Company any and all policies or contracts of insurance or reinsurance, together with endorsements, riders or other instruments relating or applicable thereto, and any such policies or contracts of insurance or reinsurance, and endorsements, riders or other instruments relating thereto, so signed and executed, with or without the common seal, shall be valid and binding upon the Company. The signatures of such officers may be affixed to any such instruments by a facsimile, and any such instruments bearing such facsimile signatures shall be valid and binding upon the Company provided they shall also have been countersigned by a duly authorized representative or agent of the Company. Any Executive Officer of the Company shall have power to authorize or to terminate the authorization of, or to confirm the authorization or the termination of the authorization of, any representative or agent of the Company to so countersign any such instruments or to otherwise represent or act on behalf of the Company in the exercise of such power and authority as may be vested in such representative or agent.


                                   ARTICLE V
                                     FUNDS

All monies belonging to the Company shall be deposited to the credit of the Company, or in such other name as the Finance Committee, the Chairman of the Finance Committee or such Executive Officers as are designated by the Board of Directors shall direct, in such bank or banks as may be


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designated from time to time by the Finance Committee, the Chairman of the
Finance Committee or by such Executive Officers as are designated by the Board of Directors. Such monies shall be drawn only on checks or drafts signed by any two Executive Officers of the Company, provided that the Board of Directors may authorize the withdrawal of such monies by check or draft signed with the facsimile signature of any one or more Executive Officers, and provided further, that the Finance Committee may authorize such alternative methods of withdrawal as it deems proper.

The Board of Directors, the President, the Chairman of the Finance Committee, a Vice President, or such Executive Officers as are designated by the Board of Directors may authorize withdrawal of funds by checks or drafts drawn at offices of the Company to be signed by Managers, General Agents or employees of the Company, provided that all such checks or drafts shall be signed by two such authorized persons, except checks or drafts used for the payment of claims or losses, which need to signed by only one such authorized person, and provided further that the Board of Directors of the Company or Executive Officers designated by the Board of Directors may impose limitations or restrictions upon the withdrawal of funds.


                                   ARTICLE VI
                          SEAL, AMENDMENTS AND REPEAL

Section 1 - Seal. The Corporate Seal shall be circular in form and shall have
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inscribed thereon the name of the Company, the year of its creation and the words "Corporate Seal" and "Connecticut".

Section 2 - Amendment; Repeal. The Board of Directors may adopt, amend or repeal
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these By-Laws.

State of Connecticut          )
                              ) ss.
County of Hartford            )

        This is to certify that the foregoing is a true copy of the By-Laws of PHL Variable Insurance Company in full force and effect on this 1st day of June, 1994.

Attest:



/s/Carol A. Masters                             /s/Keith Robbins
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Secretary                                       Vice President


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